EXHIBIT INDEX
Exhibit No.	Description
10.7	Form of Franchise Agreement between a subsidiary of the Registrant and distributors of Tupperware in the United States

13	Pages 18 through 73 of the Annual Report to Shareholders of the Registrant for the year ended December 29, 2001

21	Subsidiaries of Tupperware Corporation as of March 21, 2002

23

Manually signed Consent of independent Certified Public Accountants to the incorporation of their report by reference into the prospectus contained in specified registration statements on Form S-8 and Form S-3

24	Powers of Attorney